Exhibit 24.1

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas M. Dougherty his true and lawful attorney-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-8 of AirGate PCS, Inc. ("AirGate") to register 905,000 shares of common stock for issuance under the AirGate PCS, Inc. Amended and Restated 2002 Long-Term Incentive Plan (the "Registration Statement"), and any or all amendments, including any post-effective amendments, to the Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm that said attorney-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

            Signature                Title                       Date
            ---------                -----                       ----
/s/ Louis Martinez
---------------------------
    Louis Martinez           Chief Financial Officer        March 24, 2004
                             (Principal Financial and
                             Accounting Officer)

/s/ Robert A. Ferchat
---------------------------
    Robert A. Ferchat        Director                       March 25, 2004


/s/ John W. Risner
---------------------------
    John W. Risner           Director                       March 25, 2004


/s/ Stephen R. Stetz
---------------------------
    Stephen R. Stetz         Director                       March 25, 2004